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                                                              EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of ESG Re Limited on Form F-1 of our report dated August 15, 1997 on the consolidated financial statement of European Specialty Group Holding AG and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft
Hamburg, Germany
November 14, 1997